Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Landos Biopharma, Inc. of our report dated March 21, 2024, with respect to the consolidated financial statements of Landos Biopharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, NC

March 21, 2024